                              GARTMORE MUTUAL FUNDS

                                 RULE 18f-3 PLAN
                      (Amended Effective December 29, 2004)


WHEREAS, Gartmore Mutual Funds, an Ohio business trust (the "Trust"), is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act");

WHEREAS, the following have been designated as the series and classes of the
Trust:

                  SERIES                                                  CLASSES
                  ------                                                  -------
Gartmore Mid Cap Growth Leaders Fund                              A, B, C, D, R, Institutional, (formerly Gartmore
         Millennium Growth Fund)                                                             Institutional Service
Gartmore Growth Fund                                           A, B, C, D, R, Institutional, Institutional Service
Gartmore Nationwide Fund                                       A, B, C, D, R, Institutional, Institutional Service
         (formerly Gartmore Total Return Fund)
Gartmore Bond Fund                                                              A, B, C, D, R, X, Y, Institutional
         (formerly Nationwide Bond Fund)
Gartmore Tax-Free Income Fund                                                      A, B, C, D, X, Y, Institutional
         (formerly Nationwide Tax-Free Income Fund)
Gartmore Government Bond Fund                                                   A, B, C, D, R, X, Y, Institutional
         (formerly Nationwide Government Bond Fund)
Gartmore Money Market Fund                                                           Prime, Service, Institutional
         (formerly Nationwide Money Market Fund)
Gartmore S&P 500 Index Fund                                             A, B, C, R, Service, Institutional Service
         (formerly Nationwide S&P 500 Index Fund)                                        Local Fund, Institutional
Gartmore Small Cap Fund                                           A, B, C, R, Institutional, Institutional Service
         (formerly Nationwide Small Cap Fund)
Gartmore Large Cap Value Fund                                     A, B, C, R, Institutional, Institutional Service
         (formerly Nationwide Large Cap Value Fund)
Gartmore Short Duration Bond Fund                                                A, Service, C, IRA, Institutional
         (formerly Nationwide Morley Capital Accumulation
         Fund and Gartmore Morley Capital Accumulation Fund)
Gartmore U.S Growth Leaders Fund                                  A, B, C, R, Institutional, Institutional Service
         (formerly Gartmore Growth 20 Fund)
Gartmore Nationwide Leaders Fund                                  A, B, C, R, Institutional, Institutional Service
         (formerly Gartmore U.S. Leaders Fund)
Gartmore High Yield Bond Fund                                     A, B, C, R, Institutional, Institutional Service
         (formerly Nationwide High Yield Bond Fund)
Gartmore Value Opportunities Fund                                 A, B, C, R, Institutional, Institutional Service
Gartmore Morley Enhanced Income Fund                                    A, R, Institutional, Institutional Service
         (formerly Nationwide Morley Enhanced
         Income Fund)

                              GARTMORE MUTUAL FUNDS

                                 RULE 18f-3 PLAN
                      (Amended Effective December 29, 2004)
                                     Page 2

                  SERIES                                                  CLASSES
                  ------                                                  -------
Gartmore Small Cap Index Fund                                                            A, B, C, R, Institutional
         (formerly Nationwide Small Cap Index Fund)
Gartmore Mid Cap Market Index Fund                                                       A, B, C, R, Institutional
         (formerly Nationwide Mid Cap Market Index Fund)
Gartmore International Index Fund                                                        A, B, C, R, Institutional
         (formerly Nationwide International Index Fund)
Gartmore Bond Index Fund                                                                 A, B, C, R, Institutional
         (formerly Nationwide Bond Index Fund)
Gartmore Investor Destinations Aggressive Fund                                  A, B, C, R, Institutional, Service
         (formerly Nationwide Investor Destinations Aggressive Fund)
Gartmore Investor Destinations Moderately Aggressive Fund                       A, B, C, R, Institutional, Service
         (formerly Nationwide Investor Destinations Moderately
         Aggressive Fund*)
Gartmore Investor Destinations Moderate Fund                                    A, B, C, R, Institutional, Service
         (formerly Nationwide Investor Destinations Moderate Fund)
Gartmore Investor Destinations Moderately Conservative Fund                     A, B, C, R, Institutional, Service
         (formerly Nationwide Investor Destinations Moderately
         Conservative Fund)
Gartmore Investor Destinations Conservative Fund                                A, B, C, R, Institutional, Service
         (formerly Nationwide Investor Destinations Conservative
         Fund)
Gartmore Global Technology and Communications Fund                A, B, C, R, Institutional, Institutional Service
Gartmore Global Health Sciences Fund                             A, B, C, R, Institutional, Institutional Service,
Northpointe Small Cap Growth Fund                           A, B, C, R, Institutional, Institutional Service
NorthPointe Small Cap Value Fund                                                                     Institutional
Gartmore Emerging Markets Fund(1)                                 A, B, C, R, Institutional, Institutional Service
Gartmore International Growth Fund(1)                             A, B, C, R, Institutional, Institutional Service
Gartmore Worldwide Leaders Fund(1)                                A, B, C, R, Institutional, Institutional Service
         (formerly Gartmore Global Leaders Fund)
Gartmore European Leaders Fund(1)                                                   A, B, C, Institutional Service
Gartmore Small Cap Growth Fund                                                  A, B, C, R, Institutional Service,
         (formerly Gartmore Global Small Companies Fund)                                             Institutional
Gartmore OTC Fund(1)                                                 A, B, C, Institutional, Institutional Service
Gartmore Asia Pacific Leaders Fund(1)                                               A, B, C, Institutional Service
Gartmore Global Financial Services Fund(1)                        A, B, C, R, Institutional, Institutional Service
Gartmore Global Utilities Fund(1)                                 A, B, C, R, Institutional, Institutional Service

                              GARTMORE MUTUAL FUNDS

                                 RULE 18f-3 PLAN
                      (Amended Effective December 29, 2004)
                                     Page 3

                  SERIES                                                  CLASSES
                  ------                                                  -------

Gartmore Micro Cap Equity Fund                                    A, B, C, R, Institutional, Institutional Service
Gartmore Mid Cap Growth Fund                                      A, B, C, R, Institutional, Institutional Service
Gartmore U.S. Growth Leaders Long-Short Fund                      A, B, C, R, Institutional, Institutional Service
         (formerly Gartmore Long-Short Equity
         Plus Fund)(2)
Gartmore Nationwide Principal Protected Fund                                                               A, B, C
Gartmore Long-Short Fund                                             A, B, C, Institutional, Institutional Service
Gartmore Market Neutral Bond Plus Fund                               A, B, C, Institutional, Institutional Service
Gartmore Convertible Fund                                         A, B, C, R, Institutional, Institutional Service
Gartmore China Opportunities Fund                                 A, B, C, R, Institutional, Institutional Service
Gartmore Global Natural Resources Fund                            A, B, C, R, Institutional, Institutional Service
Gartmore Optimal                                                  A, B, C, R, Institutional, Institutional Service
         Allocations Fund:
         Aggressive (formerly Gartmore Actively
         Managed  Aggressive Asset Allocation Fund
Gartmore Optimal                                                  A, B, C, R, Institutional, Institutional Service
         Allocations Fund:
         Moderately Aggressive (formerly Gartmore
         Actively Managed Moderately Aggressive
         Asset Allocation Fund
Gartmore Optimal                                                  A, B, C, R, Institutional, Institutional Service
         Allocations Fund: Moderate (formerly
         Gartmore Actively Managed Moderate
         Asset Allocation Fund)
Gartmore Optimal                                                  A, B, C, R, Institutional, Institutional Service
         Allocations Fund: Specialty (formerly
         Gartmore Actively Managed Specialty
         Asset Allocation Fund)
Gartmore Small Cap Leaders Fund                                   A, B, C, R, Institutional, Institutional Service


_______________________

(1)  Each of these Funds is a "GGAMT-advised Fund."

(2) Name change will be effective when the amendment to the registration statement implementing the change is effective.

                              GARTMORE MUTUAL FUNDS

                                 RULE 18f-3 PLAN
                      (Amended Effective December 29, 2004)
                                     Page 4

WHEREAS, Gartmore Mutual Fund Capital Trust ("GMF") serves as investment adviser for each of the series except for the Gartmore Morley Capital Accumulation Fund, Gartmore Morley Enhanced Income Fund, and the GGAMT-advised Funds;

WHEREAS, Gartmore Morley Capital Management, Inc. serves as investment adviser for the Gartmore Morley Capital Accumulation Fund and the Gartmore Morley Enhanced Income Fund;

WHEREAS, Gartmore Global Asset Management Trust ("GGAMT") serves as investment adviser for each of the GGAMT-advised Funds listed above;

WHEREAS, Gartmore Distribution Services, Inc. ("GDSI") serves as underwriter, and Gartmore SA Capital Trust serves as fund administrator for the series of the Trust;

WHEREAS, the Trust has adopted a Distribution Plan ("12b-1 Plan") under Rule 12b-1 of the 1940 Act providing for:

(1) in the case of Class A shares of the Funds, fees of not more than 0.25% per annum of average net assets;
(2) in the case of Class B shares of the Funds, fees of not more than 1.00% per annum of average net assets, of which 0.25% per annum of average net assets is considered a service fee;
(3) in the case of Class C shares of the Funds, fees of not more than 1.00% per annum of average net assets of which 0.25% per annum is considered a service fee (for the Gartmore Money Market Fund, fees of not more than 0.85%, of which 0.10% is considered a service fee);
(4) in the case of the Service Class shares of the Gartmore Morley Capital Accumulation Fund, Gartmore Investor Destinations Aggressive Fund, Gartmore Investor Destinations Moderately Aggressive Fund, Gartmore Investor Destinations Moderate Fund, Gartmore Investor Destinations Moderately Conservative Fund, Gartmore Investor Destinations Conservative Fund, fees of not more than 0.25% per annum of average net assets;
(5) in the case of the Service Class shares of the Gartmore S&P 500 Index Fund and the Gartmore Money Market Fund, fees of not more than 0.15% per annum of average net assets;
(6) in the case of the IRA Class ("IRA Shares") of the Gartmore Morley Capital Accumulation Fund, fees of not more than 0.25% per annum of average net assets;
(7) in the case of Local Fund Shares of the Gartmore S&P 500 Index Fund, fees of not more than 0.07% per annum of average net assets; and

                              GARTMORE MUTUAL FUNDS

                                 RULE 18f-3 PLAN
                      (Amended Effective December 29, 2004)
                                     Page 5



(8) in the case of Class X shares (formerly Class B shares) of the Gartmore Bond, Gartmore Government Bond and Gartmore Tax-Free Income Funds (the "Fixed Income Funds"), fees of not more than 0.85% per annum of average net assets, of which 0.10% is considered a service fee;
(9) in the case of Class Y shares (formerly Class C shares) of the Fixed Income Funds, fees of not more than 0.85% per annum of average net assets, of which 0.10% is considered a service fee; and
(10) in the case of Class R shares of the Funds, fees of not more than 0.50% per annum of average net assets of which 0.25% is considered a service fee.

WHEREAS, the Trust has adopted an Administrative Services Plan providing for:

(1) in the case of Class A, Class D, Class R, Institutional Service Class and Service Class shares of the Funds and IRA Shares of the Gartmore Morley Capital Accumulation Fund, fees of not more than 0.25% per annum of average net assets;

WHEREAS, The Trust has established a Multiple Class Distribution System enabling the Trust, as described in its prospectuses, to offer eligible investors the option of purchasing shares of its series with the following features (not all series offer each option):

(1) with a front-end sales load (which can vary among series and which is subject to certain reductions and waivers among groups of purchasers) and providing for a 12b-1 fee, an administrative services fee and under certain circumstances, a contingent deferred sales charge ("CDSC") may be applicable for purchases sold without a sales charge and for which a finder's fee is paid (the "Class A shares of the Funds");
(2) without a front-end load, but subject to a CDSC (which can vary among series and which may be subject to certain reductions or waivers among groups of purchasers) and providing for a 12b-1 fee (the "Class B shares of the Funds");
(3) without a front-end load* and subject to a CDSC (each of which may be subject to certain reductions and waivers among groups of purchasers), and providing for a 12b-1 fee but not providing for an administrative services fee (the "Class C shares of the Funds");
(4) with a front-end load (which can vary among series and which is subject to certain reductions and waivers among groups of purchasers) and providing for an administrative services fee, but not providing for a 12b-1 fee (the "Class D shares of the Funds");
(5) without a front-end load or CDSC, but providing for an administrative services fee (the "Institutional Service Class shares of the Funds");

                              GARTMORE MUTUAL FUNDS

                                 RULE 18f-3 PLAN
                      (Amended Effective December 29, 2004)
                                     Page 6


(6) without a front-end load or CDSC, but providing for a 12b-1 fee, an administrative services fee (the "Service Class shares of the Funds (except the Gartmore Morley Capital Accumulation Fund)");
(7) without a front-end load or CDSC, 12b-1 fee, or administrative service fee (the "Institutional Class shares of the Funds (except the Gartmore Morley Capital Accumulation Fund)");
(8) without a front-end load or a CDSC, but providing for a 12b-1 fee, an administrative services fee, and subject to a redemption fee in certain circumstances (the "Service Class shares and IRA shares of the Gartmore Morley Capital Accumulation Fund");
(9) without a front-end load or a CDSC, but subject to a redemption fee in certain circumstances (the "Institutional Class shares of the Gartmore Morley Capital Accumulation Fund");
(10) with a front-end sales load (which is subject to certain reductions and waivers among groups of purchasers) and providing for a 12b-1 fee, an administrative services fee and under certain circumstances, a contingent deferred sales charge ("CDSC") may be applicable for purchases sold without a sales charge and for which a finder's fee is paid, and subject to a redemption fee in certain circumstances (the "Class A shares of the Gartmore Morley Capital Accumulation Fund");
(11) without a front-end load or CDSC or 12b-1 fee, but with an administrative service fee (the "Prime Shares of the Money Market Fund");
(12) without a front-end load or a CDSC, but providing for a 12b-1 fee (the "Local Fund shares of the Gartmore S&P 500 Index Fund");
(13) without a front-end load, but subject to a CDSC (which can vary among series and which may be subject to certain waivers among groups of purchasers) and providing for a lower 12b-1 fee than the Class B shares of a Fixed Income Fund (the "Class X shares of the Fixed Income Funds");
(14) without a front-end load* and subject to a CDSC (each of which may be subject to certain reductions and waivers among groups of purchasers) and providing for a lower 12b-1 fee than the Class C shares of a Fixed Income Fund (the "Class Y shares of the Fixed Income Funds"); and
(15) without a front-end load or CDSC, but providing for a 12b-1 fee or administrative services fee (the "Class R shares of the Funds").

* Change to remove front-end load is effective April 1, 2004.

WHEREAS, redemption fees will be charged by all classes of the Gartmore Mid Cap Growth Leaders Fund (formerly Gartmore Millenium Growth Fund), Gartmore Value Opportunities Fund, Gartmore Worldwide Leaders Fund, Gartmore U.S. Growth Leaders, Gartmore Emerging Markets Fund, Gartmore European Leaders Fund,

                              GARTMORE MUTUAL FUNDS

                                 RULE 18f-3 PLAN
                      (Amended Effective December 29, 2004)
                                     Page 7


Gartmore Small Cap Growth Fund, Gartmore International Growth Fund, Gartmore International Small Cap Growth Fund, Gartmore Global Health Sciences Fund, Northpointe Small Cap Growth Fund, Gartmore Global Technology and Communications Fund, Gartmore Small Cap Fund, Gartmore Nationwide Leaders Fund, Gartmore Asia Pacific Leaders Fund, Gartmore Global Financial Services Fund, Gartmore Global Utilities Fund, Gartmore Micro Cap Equity Fund, Gartmore Mid Cap Growth Fund, Gartmore Long-Short Equity Plus Fund (to be renamed Gartmore U.S Growth Leaders Long-Short Fund), Gartmore Growth Fund, Gartmore Nationwide Fund, Gartmore Large Cap Value Fund, Gartmore Government Bond Fund, Gartmore Bond Fund, Gartmore Tax-Free Income Fund, Gartmore High Yield Bond Fund, Gartmore S&P 500 Index Fund, Gartmore Mid Cap Index Fund, Gartmore Small Cap Index Fund, Gartmore International Index Fund, Gartmore Bond Index Fund, Gartmore China Opportunities Fund, Gartmore Convertible Fund, Gartmore Global Natural Resources Fund, Gartmore Optimal Allocations Fund: Aggressive (formerly Gartmore Actively Managed Aggressive Asset Allocation Fund), Gartmore Optimal Allocations Fund:
Moderately Aggressive (formerly Gartmore Actively Managed Moderately Aggressive Asset Allocation Fund), Gartmore Optimal Allocations Fund: Moderate (formerly Gartmore Actively Managed Moderate Asset Allocation Fund), Gartmore Optimal Allocations Fund: Specialty (formerly Gartmore Actively Managed Specialty Asset Allocation Fund). These fees will be limited to a maximum of 2.00%, or the limit currently required by the Securities and Exchange Commission, and the structure of these fees will be stated in each applicable Fund's prospectus.

WHEREAS, Rule 18f-3 under the 1940 Act permits an open-end management investment company to issue multiple classes of voting stock representing interests in the same portfolio notwithstanding Sections 18(f)(1) and 18(i) under the 1940 Act if, among other things, such investment company adopts a written plan setting forth the separate arrangements and expense allocation of each class and any related conversion features or exchange privileges;

NOW, THEREFORE, the Trust, wishing to be governed by Rule 18f-3 under the 1940 Act, hereby adopts this Rule 18f-3 Plan as follows:

1. Each class of shares of a series will represent interests in the same portfolio of investments of such series of the Trust, and be identical in all respects to each other class of that series, except as set forth below. The only differences among the various classes of shares of the series of the Trust will relate solely to (a) different distribution or service fee payments associated with any Rule 12b-1 Plan for a particular class of shares and any other costs relating to implementing or amending such Plan (including obtaining shareholder approval of such Plan or any amendment

                              GARTMORE MUTUAL FUNDS

                                 RULE 18f-3 PLAN
                      (Amended Effective December 29, 2004)
                                     Page 8



     thereto), which will be borne solely by shareholders of such class; and (b) different administrative service fees associated with any Administrative Services Plan; (c) different Class Expenses, which will be limited to the following expenses as determined by the Trustees to be attributable to a specific class of shares: (i) transfer agency fees identified as being attributable to a specific class; (ii) printing and postage expenses related to preparing and distributing materials such as shareholder reports, prospectuses, and proxy statements to current shareholders of a specific class; (iii) Blue Sky notification and/or filing fees incurred by a class of shares; (iv) SEC registration fees incurred by a class; (v) expenses of administrative personnel and services as required to support the shareholders of a specific class; (vi) litigation or other legal expenses and audit or other accounting expenses relating solely to one class; (vii) Trustee fees or expenses incurred as a result of issues relating to one class; (viii) shareholder meeting costs that relate to a specific class; (ix) wrapper fees, premiums and expenses related to wrapper agreements for the Gartmore Morley Capital Accumulation Fund and the Gartmore Morley Enhanced Income Fund; (d) the voting rights related to any 12b-1 Plan affecting a specific class of shares or related to any other matter submitted to shareholders in which the interests of a Class differ from the interests of any other Class; (e) conversion features; (f) exchange privileges; and (g) class names or designations. Any additional incremental expenses not specifically identified above that are subsequently identified and determined to be properly applied to one class of shares of a series of the Trust shall be so applied upon approval by a majority of the Trustees of the Trust, including a majority of the Trustees who are not interested persons of the Trust.

2. Under the Multiple Class Distribution System, certain expenses may be attributable to the Trust, but not to a particular series or class thereof. All such expenses will be allocated among series based upon the relative aggregate net assets of such series. Expenses that are attributable to a particular series, but not to a particular class thereof, and income, realized gains and losses, and unrealized appreciation and depreciation will be allocated to each class based on its net asset value relative to the net asset value of the series if such series does not pay daily dividends and if the series does pay daily dividends on the basis of the settled shares method (as described in Rule 18f-3(c)(iii). Notwithstanding the foregoing, the principal underwriter, the investment adviser or other provider of services to the Trust may waive or reimburse the expenses of a specific class or classes to the extent permitted under Rule 18f-3 under the 1940 Act and pursuant to any applicable ruling, procedure or regulation of the Internal Revenue Service.

     A class of shares may be permitted to bear expenses that are directly attributable to such class including: (a) any distribution/service fees associated with any Rule 12b-1 Plan for a particular class and any other costs relating to implementing or amending such Plan (including obtaining shareholder approval of such plan or any amendment thereto); (b) any

                             GARTMORE MUTUAL FUNDS

                                 RULE 18f-3 PLAN
                      (Amended Effective December 29, 2004)
                                     Page 9



     administrative services fees associated with any administrative services plan for a particular class and any other costs relating to implementing or amending such plan (including obtaining shareholder approval of such plan or any amendment thereto) attributable to such class; and (c) any Class Expenses determined by the Trustees to be attributable to such class.

3. Class B shares and Class X shares (former Class B shares) of the series, other than shares purchased through reinvestment of a dividend or a distribution with respect to the Class B shares or Class X shares, respectively, of the series, shall automatically convert to Class A shares of the same series on the date that is the first business day of the month after which the Class B shares or Class X shares of the series were outstanding for seven years. Such conversion will be on the basis of the relative net asset values of each class. After the conversion, such shares will have all of the characteristics and rights of Class A shares of the same series. Shares purchased through the reinvestment of a dividend or a distribution with respect to the Class B shares or Class X shares of the series will be converted to Class A shares of the same series in the same proportion as the number of the shareholder's Class B or Class X shares of the series converting to Class A shares of the same series bears to the shareholder's total Class B shares or Class X shares of the series not acquired through dividends and distributions.

4. To the extent exchanges are permitted, shares of any class of the Trust will be exchangeable with shares of the same class of another series of the Trust, or with money market fund shares of the Trust as described in the applicable prospectus. With respect to Class X and Class Y shares of the Fixed Income Funds, exchanges will be permitted from Class X shares of a Fixed Income Fund into Class B shares of the other series (to the extent otherwise permitted) and from Class Y shares of a Fixed Income Fund into Class C shares of the other series (to the extent otherwise permitted). However, there will be no exchanges from Class B shares of other series into Class X shares of a Fixed Income Fund and no exchange from Class C shares of other series into Class Y shares of a Fixed Income Fund. Exchanges will comply with all applicable provisions of Rule 11a-3 under the 1940 Act.

5. Dividends paid by a series of the Trust as to each class of its shares, to the extent any dividends are paid, will be calculated in the same manner, at the same time, on the same day, and will be in the same amount, except that any distribution/service fees, administrative services fees, and Class Expenses allocated to a class will be borne exclusively by that class.

6. Any distribution arrangement of the Trust, including distribution fees and front-end and deferred sales loads, will comply with Section 2830 of the Conduct Rules of the National Association of Securities Dealers, Inc.

                             GARTMORE MUTUAL FUNDS

                                 RULE 18f-3 PLAN
                      (Amended Effective December 29, 2004)
                                     Page 10



7. The initial adoption of, and all material amendments, to this 18f-3 Plan must be approved by a majority of the members of the Trust's Trustees, including a majority of the Board members who are not interested persons of the Trust.

8. Prior to the initial adoption of, and any material amendments to, this 18f-3 Plan, the Trust's Trustees shall request and evaluate, and any agreement relating to a class arrangement shall require the parties thereto to furnish, such information as may be reasonably necessary to evaluate the 18f-3 Plan.